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                                   EXHIBIT 11

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

      Set forth below are computations, made in accordance with subparagraph
(b)(11) of Item 601 of Regulation S-K of the Securities and Exchange Commission, of earnings per share of the Common Stock, without par value, of Registrant for each of the three years ended December 31, 1997, 1996 and 1995, respectively:

(DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                                    1997             1996              1995
                                                                 ----------       -----------        -----------
Basic:

   Net Income............................................            $558.7            $101.7             $611.0

   Weighted average number of common shares
    outstanding..........................................       156,225,112       155,051,802        152,118,861

   Basic earnings per share..............................             $3.58              $.66              $4.02

Diluted:

   Net Income............................................            $558.7            $101.7             $611.0

   Adjusted average number of common shares
    outstanding..........................................       158,169,534       156,778,058        153,949,022

   Diluted earnings per share............................             $3.53              $.65              $3.97

      The foregoing computations do not reflect any significant potentially dilutive effect Registrant's Preferred Stock Purchase Rights Plan could have in the event such Rights become exercisable and any shares of either Series B Preferred Stock or Common Stock of Registrant are issued upon the exercise of such Rights. Reference is made to the Note 19, captioned "Preferred Stock Purchase Rights Plan", in the Notes to Financial Statements set forth in Item 8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, at page 52.


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